Exhibit 10.2

RUBIN CENTER – ULMERTON

LEASE

This lease ("Lease") is made this 29th day of May, 2015, by and between CARR-RUBIN ASSOCIATES, LLP ("Landlord"), whose address is 5795 Ulmerton Road, Suite 100, Clearwater, Florida 33760, and PROCYON CORPORATION, ("Tenant"), whose address is 1300 S. Highland Avenue, Clearwater, FL 33756.

1. TERM:     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property ("Premises"): approximately 3,220 square feet consisting of 2,380 square feet of air conditioned office space and 840 square feet of non-air conditioned warehouse space located at 13100 56th Court, Suite 702, Clearwater, FL 33760 as further described in Exhibit A-1 for a term ("Term") of five (5) years three (3) months commencing on the 1st day July, 2015, (the "Commencement Date") and ending on the 31st day of October, 2020 (the "Expiration Date").

2. RENT:     Tenant agrees to pay to Landlord without demand, deduction or offset, together with all sales and use taxes levied upon the use and occupancy of the Premises, at the address of Landlord hereinabove set forth or at such other place as Landlord may in writing designate, an initial annual rent as further described in the attached Addendum to Lease #1, plus applicable sales tax, payable in equal monthly installments as per the attached Addendum to Lease #1, plus applicable sales tax. Tenant shall pay the first monthly installment of Rent (and any pro-rated amounts) on the execution hereof. All Rent is payable in advance, on the first day of each month and without demand, deduction or offset. If any monthly payment of Rent is not received by Landlord within seven (7) days from the date it is due, a "late charge" of six percent (6%) of such payment shall be due Landlord as "Additional Rent" and to compensate Landlord administratively for its having to receive and handle monies untimely paid.

A.	Tenant shall pay Tenant’s proportionate share of Project Operating Expenses over the Base Year 2015.

B.

Tenant’s “proportionate share” shall mean a proportion of the Project Area Operating Expenses, calculated by multiplying the total Project Area Operating Expenses by a fraction, the numerator of which shall be the number of square feet contained in the Leased Premises and the denominator of which shall be the aggregate number of square feet of leasable building space in the Project, which Tenant’s current proportionate share is hereby agreed to be ProRata. In the event of a change in the leasable building space of the Project due to expansion, reduction or otherwise, Tenant’s proportionate share shall be adjusted accordingly upon written notice from Landlord to Tenant of the change.

C.

"Project Area Operating Expenses" as used herein means the total cost and expense incurred in operating and repairing the Project buildings and improvements and common facilities, hereinafter defined, excluding only items of expense commonly known and designated as debt service, plus an administrative fee of fifteen percent (15%) of that sum. Operating Expenses do not include HVAC replacement, roof replacement and pavement replacement.

D.

Landlord may estimate the Project Area Operating Expenses and Tenant shall pay one-twelfth (1/12th) of Tenant's current proportionate share of said estimated amount monthly in advance, together with the next due payment of Base Rent. After the end of each Lease Year, Landlord shall furnish Tenant a statement of the actual Project Area Operating Expenses. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord's books and records as pertain to said Project Area Operating Expenses, at Landlord's office, during normal business hours, upon four (4) days prior written notice. The statement shall become final and conclusive between the parties unless Landlord receives written detailed objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay Additional Rent in connection with anticipated Project Area Operating Expenses for the next year, or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit or refund any overpayment found to be owing to Tenant as aforesaid upon the resolution of said objection.

E.

Additional Rent due by reason of this section for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease and shall be prorated according to that portion of said calendar year that this Lease was actually in effect. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit, in full or partial satisfaction of any Additional Rent due for the final months of this Lease, but nothing herein contained shall be construed to relieve Tenant of the obligation to pay any Additional Rent due for the final months of this Lease, nor shall Landlord be required to first apply said Security Deposit to such Additional Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms or provisions of this Lease

Tenant	Landlord
/s/ JBA	/s/ LR

3. USE:     Tenant shall use and occupy the Premises only for administrative offices, distribution and storage incidental to the normal and customary conduct of its current business operation, which is further described as medical product manufacturing & distribution and for absolutely no other purpose. Tenant shall comply with the provisions of all recorded covenants, conditions, restrictions and all building, zoning, fire and other governmental laws, ordinances, regulations and rules applicable to the Premises and all requirements of the carriers of insurance covering the premises and the property to which it is a part. No use considered hazardous by Landlord or Landlord’s insurer shall be permitted.

4. DELAY:     If Landlord is unable to deliver possession of the Premises on the anticipated date of the commencement of the term (see Paragraph 1), because the occupant refuses to give up possession, or for any other reason whatsoever, Landlord shall not be liable for failure to deliver possession on said date, but the Rent payable shall be abated until Landlord tenders’ possession to Tenant. The Expiration Date of the Lease shall not be extended as a result thereof.

5. SECURITY DEPOSIT:     Tenant has delivered to Landlord the sum of $3,400.00 as a security deposit for the full and faithful performance by Tenant of the terms hereof, such security deposit to be retained in a non-interest bearing account, and to be returned, less any sums required to enforce the terms of this Lease, to Tenant after the Expiration Date and after Tenant has vacated the Premises and upon the full and timely performance by Tenant of the provisions of the Lease on its part to be performed. Tenant may not under any circumstances use the security deposit as Rent. Landlord shall have the right to apply any part of the security deposit to cure any non-performance by Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied, in order to restore the deposit to its original amount. A failure to restore the deposit shall be a default under the terms of this Lease. The Real Estate Broker(s) involved in this Lease transaction shall not be in receipt of the security deposit and shall not be responsible for the care, deposit or return of same.

6. UTILITIES AND SERVICE AND TAXES: Landlord and Tenant mutually agree that the consumption/usage of water/sewer directly attributable to the Tenant’s specific operation may be separately sub-metered. If it is, Landlord will only pay for normal water consumption and sewer charges for washroom facilities. Based on a typical occupancy, an average of approximately $0.10 per square foot per year of each water/sewer bill shall be designated as normal consumption. Landlord shall calculate and bill to Tenant, at the then current rates as billed to Landlord, the periodic charges, less the calculated normal consumption for water and sewer consumption in respect of the Premises. Tenant shall, upon receipt of such billing in reasonable detail by Landlord, promptly, reimburse Landlord for such water and sewer charges in respect of the Premises. Tenant shall pay for all other utilities used by the Tenant in the Premises. Landlord shall not be liable for damages to Tenant’s business and/or inventory or for any other claim by or through Tenant resulting from an interruption of utility services.

Tenant shall pay for all other utilities, including, but not limited to, all other water and sewer charges (as Additional Rent) and electricity. Landlord will pay all real property taxes and assessments.

7. ASSIGNMENT/SUBLEASE:     Neither Tenant nor Tenant's legal representatives or successors in interest, by operation of law or otherwise, may or shall assign this Lease, or sublet or permit all or any part of the Premises to be used by others, without the prior written consent of Landlord in each instance. Landlord agrees that it will not unreasonably withhold or delay its consent to such a subletting or such an assignment. Any mortgage, pledge, encumbrance, or transfer, whether voluntary, involuntary or by operation of law, is and shall be deemed an assignment hereunder. Additionally, if Tenant is not an individual, any merger, consolidation, reorganization, or liquidation of Tenant, and any sale or transfer of a majority of any member’s, partner’s or stockholder’s interest in Tenant during the term of this Lease shall constitute an assignment for purposes of this paragraph. Any assignment or subletting without Landlord’s prior written consent shall be voidable by Landlord. Despite Landlord’s consent to any assignment or subletting, Tenant, and all guarantors of Tenant’s performance hereunder, shall continue to remain completely liable for the performance of all of the obligations of Tenant under this Lease. Landlord, at its option, may prescribe the substance and form of such assignment or sublease documents.

In the event of the transfer, sale or assignment by Landlord of its interest in this Lease and/or the real property or building containing the Premises, either of which it may do at its sole option, Landlord shall upon such transfer, sale or assignment be released from any further obligations hereunder, and Tenant agrees to attorn to and look solely to Landlord's successor in interest for performance of Landlord’s obligations hereunder and to release and hold Landlord harmless from all claims arising from or after such transfer, sale or assignment.

8. DEFAULT:     Tenant will be in default of this Lease: (a) if Rent or Additional Rent, (which term as used heretofore and hereinafter shall mean all monies not designated as "Rent" in the Lease but which are nevertheless payable by Tenant to Landlord under the terms and provisions of this Lease), together with all taxes owing thereon, is not paid within three (3) days after written notice from Landlord or within ten (10) calendar days of when due if no legal or formal demand has been made by Landlord, whichever occurs first; or (b) if Tenant shall have failed to cure a default in the performance of any obligation of Tenant under the Lease (except the payment of Rent and Additional Rent) within ten (10) days after written notice thereof from Landlord; or (c) if a petition in bankruptcy shall be filed by Tenant or if Tenant shall make a general assignment for the benefit for creditors; or (d) if a petition in bankruptcy shall be filed against Tenant and such proceeding is not vacated within thirty (30) days; or (e) if the Premises become and remain vacant for a continuous period of ten (10) days during the Term of the Lease; or (f) if the Premises are used for some purpose other than the authorized use; or (g) if Tenant mortgages, assigns, or otherwise encumbers Tenant’s leasehold interest or any portion thereof; or (h) if the Premises or any portion thereof is used by others, assigned or sublet without the prior written consent of Landlord.

In the event a default occurs, this Lease shall, at the option of Landlord, cease and terminate. Landlord may, upon a default, exercise any one or more of the remedies or rights available to it under law or in equity, and shall have the right to immediately accelerate and declare the entire remaining unpaid Rent and Additional Rent, together with all taxes owing thereon, for the balance of the Lease term to be immediately due and payable forthwith.

Tenant	Landlord
/s/ JBA	/s/ LR

No re-entry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate the Lease, unless a written notice of such election is given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent, Additional Rent or other monies due to Landlord hereunder or any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of that or any other violation or default or of a waiver of any remedy. Landlord’s remedies hereunder shall be cumulative. Landlord shall be entitled to recover and pursue all actions Landlord deems necessary to recover for loss or damage that Landlord may suffer by reason of Tenant’s default. Landlord’s damages shall not be limited to its monetary loss under this Lease, but shall include all damages and expenses incurred by it from Tenant’s malfeasance and misfeasance as well as arising or resulting from the early and/or abrupt termination of the lease term, including but not limited to, the cost of marketing the Premises for lease, the rental deficiency from any reletting, the expense of repossession and/or reletting and the costs for any cleaning, painting, repairs or remodeling deemed necessary by Landlord following repossession to bring or restore the Premises to the condition Tenant is obligated hereunder to maintain.

As a material inducement to Landlord’s willingness to enter into this Lease, the parties hereto, including any guarantors, jointly and severally, waive their right to a trial by jury in and of any action, proceeding, or claim resulting from, arising out of, or in any way connected or related with this Lease, the guaranty(ies), the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

9. CURE BY LANDLORD: If Tenant shall default in performing any obligation or condition of this Lease, Landlord may perform, but shall not be obligated to do so, the same for the account of the Tenant, and Tenant shall reimburse Landlord upon demand for any expense incurred therefore.

10. REPAIRS, ALTERATIONS AND ADDITIONS:      Tenant has inspected the Premises prior to entering this Lease and hereby accepts the Premises in its “As Is” condition. Landlord shall keep the foundation, outer walls, roof and buried conduits of the Premises in good repair except the Landlord shall not be called on to make any such repairs occasioned by the negligence of the Tenant, its agents, invitees or employees. Tenant shall at Tenant’s sole cost and expense take good care of and maintain in a good condition the Premises and the fixtures, equipment and furnishings therein, and make all repairs necessary to keep them clean, in good working order and condition. It is Tenant's sole responsibility to maintain, repair and replace, whether interior or exterior, all glass and doors in or on the Premises. The heating and air conditioning system shall be under the control of Tenant and Tenant agrees that all operation and upkeep will be at Tenant's expense. Landlord shall be under no obligation, however, to bring any action or proceeding against its insurer or warrantor should the insurer or warrantor deny that such repair or replacement falls within the insurance or warranty coverage, in which event Tenant shall pay the costs of the repair or replacement. Should the repair or replacement be made by Landlord’s warrantor or insurer, Tenant shall pay upon demand to Landlord any deductible or other cost Landlord incurs for such repair or replacement. During the term of this Lease and any extension thereof, Tenant shall enter into and maintain a service agreement with a licensed air-conditioning contractor, providing routine maintenance to the air conditioning equipment. A copy of this maintenance agreement shall be provided to Landlord within thirty (30) days after the commencement of the term of this Lease. Provided Tenant maintains the service agreement with a licensed air conditioning contractor, Landlord shall be responsible for the major repair or replacement of the HVAC system provided such replacement was not caused by Tenant’s negligence. Landlord shall have the right, but not the obligation, to make repairs necessitated by the fault or negligence of Tenant, or that of Tenant's agents, employees, contractors, consultants or invitees, and Tenant shall immediately reimburse Landlord for all expenses and costs for such repairs upon demand of Landlord. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of the Landlord.

11. MECHANIC LIENS:     Tenant agrees that Tenant shall pay all costs for work done by or on behalf of Tenant or caused to be done by Tenant on the Premises. Tenant shall keep the Premises free and clear of all construction liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant shall indemnify and hold Landlord free and harmless against liability, loss, damage, costs or expenses, including attorney's fees and costs of discovery and suit, on account of claims of liens for work performed for, or materials or supplies furnished to, Tenant or persons claiming under Tenant on or about the Premises. Should any lien be filed or recorded against the Premises as a result of labor supplies or material ordered by Tenant, Tenant shall, at Tenant’s sole cost and expense and whether or not disputed by Tenant, cause the removal or release of such lien within thirty (30) calendar days of when filed or recorded by payment or by its transfer to a bond.

THE INTEREST OF THE LANDLORD SHALL NOT, UNDER ANY CIRCUMSTANCES, BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY THE TENANT. LANDLORD MAY FILE OR RECORD IN THE PUBLIC RECORDS FOR THE COUNTY WITHIN WHICH THE PREMISES ARE LOCATED A MEMORANDUM OF THIS LEASE SETTING FORTH ITS PROHIBITION AGAINST SUCH LIENS.

12. SIGNS AND PERMITS: Any signs will be at Tenant's sole expense and will precisely conform to specifications and locations prescribed and approved by Landlord according to the Sign Standard Agreement attached hereto. No other signs or advertising shall be placed on the Premises or in windows by Tenant. All required licenses and permits pertaining to Tenant's use and occupancy of the Premises shall be obtained at Tenant's sole expense.

13. RELOCATION OF TENANT: Landlord reserves the right, upon giving not less than 60 days' prior notice to Tenant, to move Tenant to other space in the Park, further defined as Rubin Center Ulmerton, which is substantially comparable in area and rental.  Landlord shall bear the reasonable expense of such move directly to third party vendors (movers, construction, etc.) as well as the expense of any renovations or alterations necessary to make the new space substantially similar to the Premises, and the rent payable hereunder shall be adjusted such that it is the same on a square foot basis as is paid for the Premises.

Tenant	Landlord
/s/ JBA	/s/ LR

14. HAZARDOUS WASTE:

A. Hazardous Waste. "Hazardous Waste" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time in effect.

B. Representations and Warranties. Tenant specifically represents and warrants that the use and operation of the Premises shall comply with all applicable environmental laws, rules and regulations, including, without limitation, the Federal Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980 and all amendments and supplements thereto and Tenant shall continue to comply therewith at all times. Specifically, and without limiting the generality of the foregoing, there are not now and there shall not in the future be any Hazardous Waste located or stored in, upon or at the Premises, and there are not now nor shall there be at any time any releases or discharges from the Premises.

C. Indemnification.

1. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including attorneys' fees for attorneys of Landlord's choice, costs of any settlement, judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Waste (including without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including attorneys' fees for attorneys of Landlord's choice, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any federal, state or local "Superfund" or "Superlien" laws, and any and all other statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, with respect to imposing liability, including strict liability, substances or standards of conduct concerning any hazardous waste), regardless of whether within Tenant's control.

2. The aforesaid indemnification and hold harmless agreement shall benefit Landlord from the date hereof and shall continue notwithstanding payment, release, discharge, termination, expiration, assignment, or subletting of this Lease, and without limiting the generality of the foregoing such obligations shall continue for the benefit of Landlord and any subsidiary or successor of the Landlord during and following any possession of the Premises thereby or any ownership of the Premises thereby, whether arising by sale, foreclosure or deed in lieu of foreclosure or otherwise, such indemnification and hold harmless agreement to continue forever.

D. Notice of Environmental Complaint. If Tenant shall receive any notice of: (i) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Waste on the Premises or the land upon which it is located or in connection with Tenant's operations on the Premises; or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting Tenant (an "Environmental Complaint") from any person or entity, then Tenant immediately shall notify Landlord orally and in writing of such notice.

E. Landlord's Reserved Rights. In the event of receipt of any Environmental Complaint, Landlord shall have the right, but not the obligation (and without limitation of Landlord's rights under this Lease) to enter onto the Premises or to take such actions as it shall deem necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Waste or Environmental Complaint pertaining to the Premises, the land upon which the Premises is located, or any part thereof which, if true, could result in an order, suit or other action against Tenant or Landlord and/or which, in Landlord's sole opinion, could jeopardize the value or marketability of the Premises. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand.

F. Environmental Audits. If Landlord shall have reason to believe that Hazardous Waste has been discharged on or from the Premises, Landlord shall have the right, in its sole discretion to require Tenant to perform periodically to Landlord's satisfaction (but not more frequently than annually unless an Environmental Complaint shall be then outstanding), at Tenant's expense, an environmental audit and, if deemed necessary by Landlord, an environmental risk assessment of: (a) the Premises and/or the land upon which the Premises is located ; (b) hazardous waste management practices and/or (c) Hazardous Waste disposal sites used by Tenant. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Landlord. Should Tenant fail to perform any such environmental audit or risk assessment within thirty (30) days after Landlord's request, Landlord shall have the right to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Landlord in the exercise of such rights shall be payable by Tenant upon demand.

G. Breach. Any breach of any warranty, representation or agreement contained in this paragraph shall be an Event of Default and shall entitle Landlord to exercise any and all remedies available to it. Landlord represents and warrants to Tenant that the Premises and the land upon which the Premises is located do not presently contain any "hazardous wastes" or "hazardous substances" or "toxic materials" as defined in any local, state, or federal laws or regulations applicable to the Premises nor does the Premises presently contain any trash or refuse, and Tenant shall not make, store, use, treat, bury or otherwise dispose of any hazardous waste materials, trash, or refuse on or about the Premises.

Tenant	Landlord
/s/ JBA	/s/ LR

1.     Tenant shall indemnify, defend, and save Landlord harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs and expenses (including attorneys' fees whether or not suit is filed and, if suit is filed through all appellate proceedings) arising from or in any way related to hazardous wastes, hazardous substance, toxic materials, trash or refuse on, about or under the Premises or related to a claim that such materials are located on, about or under the Premises, whether the claim proves to be true or false.

15. NOTIFICATION:     As required by F.S. 404.056(8), Landlord notified Tenant as follows:

"RADON GAS - Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit."

16. REQUIREMENTS OF LAW:      Tenant at its expense shall observe and comply with all present and future (a) laws, rules, codes, orders, regulations, etc., of any governmental authority having jurisdiction with respect to the Premises or the use or occupancy thereof; (b) requirements of the Board of Fire Underwriters, or any other similar body affecting the Premises; and (c) Rules and Regulations promulgated from time to time by Landlord. Tenant shall not use the Premises in a manner which will increase the rate of fire insurance of Landlord over that in effect prior to the Lease.

17. SUBORDINATION:      This lease and the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages, together with all advances, fees and interests due in connection with such mortgage(s), now or hereafter recorded against the Premises and/or the property upon which the Premises are located. If requested, Tenant shall within five (5) days of a request to execute and deliver to Landlord such other documentation as Landlord or Landlord's mortgagee may deem necessary to provide further effect to the provisions of this paragraph. Should Tenant fail to timely execute and deliver such other documentation, Tenant does hereby appoint Landlord as Tenant's attorney-in-fact for purposes of executing and delivering such documentation on behalf of Tenant.

18. DAMAGE AND DESTRUCTION:     If the Premises are damaged or destroyed so that the Premises are rendered wholly untenantable, through no fault of Tenant or Tenant’s invitees, the Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises have been repaired or restored by Landlord. If the Premises shall be partially damaged or partially destroyed, the damages, to the Premises but not Tenant’s property, shall be repaired by and at the expense of the Landlord and the Rent, until such repairs are made, shall be apportioned according to the part of the Premises useable by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant resulting from such destruction or damage or the repair thereof, and shall not be liable for any delay in restoring the Premises. If, anything to the contrary above in this paragraph notwithstanding, the Premises are damaged or destroyed as a result of the wrongful or negligent act of Tenant or any person on the Premises with Tenant's consent, there shall be no apportionment or abatement of Rent and Tenant shall be liable and shall pay to Landlord the cost of all repairs and/or replacements to the Premises and any surrounding property damaged.

19. CONDEMNATION:     If the whole or any substantial (more than 25%) part of the Premises shall be condemned by eminent domain for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the term of the Lease, nor shall Tenant be entitled to any part of the condemnation award. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

20. RIGHT OF ENTRY:     Landlord or its agents or contractors may enter the Premises at any reasonable time for the purposes of inspection or making such repairs as Landlord deems necessary or desirable. Landlord may show the Premises to prospective purchasers or mortgagees and, during the six (6) months prior to expiration of the Lease, to prospective tenants.

21. INDEMNITY:     Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on or about the Premises with Tenant's permission. Tenant shall provide on or before the Commencement Date and keep in force during the Term (and any extensions or renewals thereof) a comprehensive liability policy of insurance insuring Tenant and Landlord against any liability whatsoever occasioned by accident on or about the Premises. Such policy shall be written by an insurance company authorized to do business in Florida and having a Best's rating of "A" in the amount of One Million Dollars combined single limit bodily injury and property damage. Evidence of such insurance shall be delivered to Landlord by Tenant no later than thirty (30) days following the Commencement Date of this Lease.

22. END OF TERM:     Upon the earlier of the termination or expiration of this Lease, Tenant shall vacate and surrender the Premises to Landlord, broom clean, and in as good condition as it was upon the Commencement Date, ordinary wear and tear excepted, and Tenant shall remove all of the Tenant's moveable property therefrom. All property, furniture, fixtures, equipment, installations and additions which remain in or on the Premises after Tenant has vacated shall be considered abandoned by Tenant and, at the option of Landlord, may either be retained in full or in part as Landlord's property or may be removed by Landlord at Tenant's expense and disposed of as trash without any liability to account for same to Tenant or any other person. All alterations, additions, improvements and fixtures, anything in this particular paragraph to the contrary notwithstanding, which have been or will be installed by either party in or upon the Premises during the Term of the Lease, and which, in any manner are attached to the floors, walls or ceilings, shall be and become the property of Landlord and upon the Expiration Date or any earlier termination of this Lease shall be surrendered with the Premises as a part thereof. Alternatively, Landlord may elect to have Tenant, at Tenant’s expense, return the Premises to its original condition prior to any buildout thereof by either party.

Tenant	Landlord
/s/ JBA	/s/ LR

23. HOLDING OVER:     Any holding over after the Expiration Date of the Term or any renewal or extended term shall be construed to be a tenancy from month to month at a monthly Rent equal to twice the amount of Rent applicable to the final month of the Term of this Lease (or any previous renewal or extension of same) (pro rated on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable. Should Tenant hold over after receipt of notice from Landlord to vacate or surrender the Premises, in addition to the double rental amount due to Landlord hereunder, Tenant shall also pay Landlord all losses and damages incurred by Landlord during that time period Landlord is unable to market the Premises for lease and the loss of any prospective tenant or tenants.

24. NOTICES:     Any notice by either party to the other shall be in writing and mailed by registered or certified mail, return receipt requested, to the address set forth herein, or to such other address as either party may hereafter designate by notice to the other in writing. Each notice shall be deemed given on the next business day following the date of mailing. Any notice delivered by Landlord to Tenant shall be deemed received upon delivery to Tenant at the Premises.

25. RISK OF LOSS:     Tenant assumes the full risk of loss for all property placed, attached to or moved in the Premises by, for, at the request or on behalf of Tenant, whether or not Tenant is the owner thereof.

26. DELAYS/FORCE MAJEURE:     Whenever a period of time is herein prescribed for action to be taken by Landlord, and for any services to be provided by Landlord, Landlord shall not be liable, or responsible for, and there shall be excluded from the computation for any such period of time or cessation or interruption of services (including but not limited to utilities, repairs or replacements), any delays due to acts of God or any other causes of any kind whatsoever which are beyond the control of Landlord. Landlord shall have no obligation to pay overtime charges or wages for making any repairs or replacements required to be made by Landlord. Landlord shall have no liability to Tenant for losses or damage of any kind or nature due to a cessation or interruption of utility services to the Premises regardless of the cause for such cessation or interruption.

27. VENUE:     The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Premises are located.

28. CORPORATE TENANCY:     If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Landlord, before it delivers possession of the Premises under this Lease and without abatement of rent or liability to Tenant, may require Tenant to supply a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant.

29. NO ORAL AGREEMENTS; SUCCESSOR INTERESTS:     The terms contained in this Lease set forth the entire understanding and contract of the parties, and there are no representations, agreements or promises except those expressly set forth herein. This Lease shall be binding upon and shall inure to the benefit of the respective heirs, successors, assigns and legal representatives of the parties hereto, but this sentence shall not be deemed or construed as a consent by Landlord of any assignment by Tenant. This Lease shall not be amended or modified except in a writing referencing this Lease and signed by the parties hereto, and any attempt or claim to modify, or amend this Lease orally is void and unenforceable.

30. ATTORNEYS FEES: In any action or proceeding to enforce this Lease or to collect damages arising hereunder, the prevailing party shall recover from the other party, its costs, expenses, and attorney's fees, including through all litigation, bankruptcy, arbitration, mediation, and appellate proceedings.

31. TIME IS OF THE ESSENCE: Time is of the essence to the payment of all monetary obligations hereunder and the performance of the other obligations of this Lease.

32. RULES AND REGULATIONS / PARKING: Tenant covenants that Tenant, its agents, officers, employees, contractors, licensees and invitees will at all times observe, perform and abide by all the rules and regulations as further described in Exhibit “B” attached hereto and promulgated by Landlord from time to time and communicated in writing to Tenant. Tenant shall have the nonexclusive privilege to use parking spaces provided by Landlord in common with other tenants, but only in general areas reasonably designated by Landlord and pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Tenant	Landlord
/s/ JBA	/s/ LR

33.     COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. The parties agree that a facsimile transmission of this signed Agreement shall constitute an original and binding document.

IN WITNESS WHEREOF, the parties have executed this Lease intending to be bound hereby as of the day and year first above written.

WITNESSES FOR LANDLORD:		LANDLORD: CARR-RUBIN ASSOCIATES, LLP

/s/ Annette Jacoby	BY:	/s/ Leslie A. Rubin
As to Landlord		Leslie A. Rubin, LLC, General Partner by Leslie
A. Rubin, Manager of Leslie A. Rubin LLC
Annette Jacoby
Print name

/s/ Mary C. Foley
As to Landlord

Mary C. Foley
Print name

WITNESSES FOR TENANT:	TENANT: AMERX HEALTH CARE CORP.

/s/ Ann Dosen	BY:	/s/ James B, Anderson
As to Tenant
		Print name:	James B, Anderson
Ann Dosen
Print name	Its:	Chief Financial Officer

/s/ Terri Parker-Hodge
As to Tenant

Terri Parker-Hodge
Print name

Tenant	Landlord
/s/ JBA	/s/ LR

UNCONDITIONAL GUARANTY

In consideration of the letting of the Premises described in this Lease to the Tenant and in further consideration of the sum of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, if default shall at any time be made by Tenant in the payment of the Rent or Additional Rent, or in the Tenant's performance of the covenants or obligations contained within the Lease on Tenant's part to be paid or performed, the undersigned will pay to the Landlord, the said Rent, Additional Rent and any damages, attorney’s fees, costs and expenses that may arise in consequence of the default or non-performance by Tenant. No notice of any such default or non-performance is required of Landlord, and the liability of the undersigned shall continue notwithstanding any prior forbearance or waiver, any amendment of the Lease, or the insolvency or bankruptcy of Tenant. The undersigned, for themselves, their successors, heirs, executors, and assigns, hereby expressly agree that the Landlord, its successors or assigns, may make such changes, as may be agreed upon between Landlord, its successors or assigns, and Tenant, with respect to any of the terms, covenants, conditions, agreements, or provisions of the Lease without notice to or consent from the undersigned as guarantor(s).

The undersigned hereby further covenant and agree with Landlord, its successors, and assigns, that the undersigned may be joined in any action against Tenant in connection with said Lease, and that recovery may be had against the undersigned in such action or any independent action against the undersigned without Landlord having first exhausted any remedy or claim against Tenant, its successors or assigns.

It is understood that other agreements similar to this agreement may be executed by other persons with respect to the Lease. This agreement shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements.

This agreement shall be binding upon the undersigned and the successors, heirs, executors, and administrators of the undersigned, and shall inure to the benefit of Landlord and its successors and assigns.

In any action or proceeding to enforce this guaranty, the prevailing party shall recover from the other party its costs and attorney's fees, including through all litigation, bankruptcy, arbitration, mediation, and appellate proceedings.

Signed, sealed and delivered in the presence of:	GUARANTOR(S):

/s/ Ann Dosen	/s/ James B. Anderson
Witness #1	Signature

Ann Dosen	James B. Anderson
Print Name	Print Name

/s/ Terri Parker-Hodge	5/29/2015
Witness #2	Date:

Terri Parker-Hodge	1300 S Highland Ave
Print Name:	Address:

Clearwater, FL 33756

727-447-2998
Telephone Number

Tenant	Landlord
/s/ JBA	/s/ LR

SIGN STANDARD AGREEMENT

RUBIN CENTER - ULMERTON

Lessee signage shall be at the Lessee's sole expense with the prior approval of the Lessor. It has been designed to provide a professional and coordinated appearance throughout the Rubin Center - Ulmerton.

Lessee shall purchase a sign base from a plexiglass distributor. The base shall be 3/8 inch bronze plexiglass (color #2412), 2' x 6' with routed edges. Company logo and lettering may be either painted or vinyl.

Once the sign has been fabricated, it shall be installed by the Lessor.

A mailbox label with the Lessee's suite number and company name will be provided and installed by the Lessor, at Lessee's expense.

Tenant	Landlord
/s/ JBA	/s/ LR

EXHIBIT “A”

LEGAL DESCRIPTION

Building 7

A portion of Lots 3 and 4, PINELLAS GROVES, as recorded in Plat Book 1, page 55, public records of Pinellas County, Florida lying in the Northwest 1/4 of Section 9, Township 30 South, Range 16 East, Pinellas County, Florida, being more particularly described as follows:

Commence at the North 1/4 corner of Section 9, Township 30 South, Range 16 East, Pinellas County, Florida, as a point of reference; thence N. 89°44'57" W., along the North line of said Section 9, 990.70 feet; thence leaving said North line, S. 00°00'49" W., 917.23 feet to a Point of Beginning; thence S. 00°00'49" W., along the East line of said Lot 3, 400.00 feet to the Southeast corner of said Lot 3; thence N. 89°50'46" W., along the South line of said Lots 3 and 4, 360.00 feet; thence leaving said South line, N. 00°09'14" E., 400.00 feet; thence S. 89°50'46" E., 359.02 feet to the Point of Beginning. Said parcel containing 3.30 acres, more or less.

Tenant	Landlord
/s/ JBA	/s/ LR

EXHIBIT “A-1”

DEMISED PREMISES

Tenant	Landlord
/s/ JBA	/s/ LR

EXHIBIT “A-2”

DEMISED PREMISES

Red area indicates office areas to be removed and converted to air conditioned warehouse space.

Tenant	Landlord
/s/ JBA	/s/ LR

EXHIBIT “B”

Rules and Regulations

1.

No land or property within the Center shall be used for any purpose other than as permitted by the Pinellas zoning regulation for M-1 zoning or C-3 zoning (as applicable to building zoning) or as stipulated in the lease.

2.

No materials or products shall be manufactured or stored that constitute a nuisance or cause the emission of noxious odors or gases or smoke. No burning of materials, outside or inside will be permitted.

3.	No fence, wall, loading facility, outside storage facility, or permanent improvements will be erected or constructed without the prior written approval of the Lessor.

4.

Lessees will keep their premises safe, clean, neat and provide for the removal of trash from their premises. No outside stacking or accumulation of any type permitted other than in a disposal dumpster.

5.	No materials, supplies or products shall be stored outside without the prior written approval of the Lessor.

6.	Occupants shall not cause or make any excessive noise, odor, harmful sewage or vibration that could be deemed objectionable to other occupants.

7.	Each tenant is to maintain an adequate pest control program for his type of enterprise.

8.	A fifteen (15) mile per hour speed limit is to be observed within the park complex.

9.	All enterprises are to be conducted in a business-like manner.

10.	Only lawful endeavors will be permitted for occupants of Rubin Center.

Tenant	Landlord
/s/ JBA	/s/ LR

ADDENDUM TO LEASE #1

Attached to and forming a part of the Lease Agreement between CARR-RUBIN ASSOCIATES, LLP Landlord, and AMERX HEALTH CARE CORP. Tenant, dated the 29th day of May, 2015 (the "Lease").

1.

The Lease relates to the following leasehold premises: Approximately 3,220 square feet consisting of 2,380 square feet of air conditioned office space and 840 square feet of non-air conditioned warehouse space located at 13100 56th Court, Suite 702, Clearwater, FL 33760.

2.

Landlord and Tenant hereby agree that the following amendment will be made to said Lease, namely: The term of the Lease shall be for a period of five (5) years three (3) months commencing on the 1st day July, 2015, (the "Commencement Date") and ending on the 30st day of September, 2020 (the "Expiration Date").

A.	The monthly rent shall be in accordance with the following schedule (the “Monthly Rent Schedule”):

July 1, 2015	-	September 30, 2015	-	$0.00 per month
October 1, 2015	-	September 30, 2016	-	$1,700.00 per month
October 1, 2016	-	September 30, 2017	-	$1,751.00 per month
October 1, 2017	-	September 30, 2018	-	$1,803.53 per month
October 1, 2018	-	September 30, 2019	-	$1,857.64 per month
October 1, 2019	-	September 30, 2020	-	$1,913.36 per month

Plus all applicable sales & use taxes.

B.

The Tenant shall have the option to terminate the lease after the third year by providing ninety (90) days written notice to the Landlord and paying unamortized tenant improvements and leasing commission.

C.	Landlord will be responsible for the following improvements:

i.	Inspect and repair prior to move in or within the first thirty (30) days, all plumbing, electrical and mechanical equipment and overhead doors to ensure in good working order.

ii.	General cleaning and carpet cleaning prior to move in.

iii.

Landlord shall, at Landlord’s expense, demo office area as specified in ‘red’ on Exhibit A-2 in order to convert to A/C warehouse, which includes raising sprinklers and reconfiguration of electrical. Paint front office areas.

3.	The effective date of this Addendum is the 1st day of July, 2015.

4.	Landlord and Tenant ratify and affirm all other provisions of the Lease dated the 29th day of May, 2015.

Tenant	Landlord
/s/ JBA	/s/ LR

IN WITNESS WHEREOF, the Landlord and Tenant executed the foregoing Addendum to Lease #1 on the 29th day of May, 2015.

In the presence of:

WITNESSES FOR LANDLORD:		LANDLORD: CARR-RUBIN ASSOCIATES, LLP

/s/ Annette Jacoby	BY:	/s/ Leslie A. Rubin
As to Landlord		Leslie A. Rubin, LLC, General Partner by Leslie
A. Rubin, Manager of Leslie A. Rubin LLC
Annette Jacoby
Print name

/s/ Mary C Foley
As to Landlord

Mary C Foley
Print name

WITNESSES FOR TENANT:		TENANT: AMERX HEALTH CARE CORP.

/s/ Ann Dosen		BY:	/s/ James B. Anderson
Witness #1
			Print name:	James B. Anderson
Ann Dosen
Print name		Its:	C.F.O.

/s/ Terri Parker-Hodge
Witness #2

Terri Parker-Hodge
Print name

Tenant	Landlord
/s/ JBA	/s/ LR